EXHIBIT 5.1

One Embarcadero Center

18th Floor

San Francisco, California 94111-3600

(415) 984-8200

Fax: (415) 984-8300

June 23, 2010

GigOptix, Inc.

2300 Geng Road, Suite 250

Palo Alto, CA 94303

RE:	Public Offering of Shares of Common Stock and Warrants of GigOptix, Inc.

Ladies and Gentlemen:

We have acted as counsel to GigOptix, Inc., a Delaware corporation (the “Company”), in connection with the offer and sale of shares of the Company’s Common Stock, par value $0.001 per share (the “Shares”) and warrants (the “Warrants”) to purchase additional shares of common stock (the “Warrant Shares”), by the Company pursuant to a registration statement on Form S-1 (File No. 333-164740) (as amended and as may subsequently be amended or supplemented from time to time, the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Act”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus, other than as expressly stated herein.

We have examined the Registration Statement and the preliminary prospectus contained in the Registration Statement. We also have reviewed the originals or copies certified or otherwise identified to our satisfaction of such corporate records, certificates and documents and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

As to questions of fact material to our opinions expressed herein, we have, when relevant facts were not independently established, relied upon certificates of, and information received from, the Company or representatives of the Company. We have made no independent investigation of the facts stated in such certificates or as to any information received from the Company or representatives of the Company and do not opine as to the accuracy of any such factual matters. We also have relied, without investigation, upon certificates and other documents from, and conversations with, public officials.

In rendering the opinions expressed below, we have assumed, without investigation, the authenticity of any document or other instrument submitted to us as an original, the conformity to the originals of any document or other instrument submitted to us as a copy, the genuineness of all signatures on such originals or copies, and the legal capacity of natural persons who executed any such document or instrument at the time of execution thereof.

This opinion letter is based as to matters of law solely on the Delaware General Corporation Law, as amended. As used herein, the term “Delaware General Corporation Law, as amended” includes the statutory provisions contained therein, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting such provisions.

Based upon the foregoing, we are of the opinion (i) that when the Shares have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the purchasers, and have been issued by the Company against payment therefor in the manner described in the Registration Statement, the issue and sale of the Shares will have been duly authorized by all necessary corporate action of the Company, and the Shares will be validly issued, fully paid and nonassessable, (ii) provided that the Warrants have been duly executed and delivered by the Company against payment therefor, the Warrants, when issued and sold as contemplated in the Registration Statement, will constitute valid and binding obligations of the Company and will be enforceable against the Company in accordance with their terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance, liquidation and other laws relating to or affecting creditors’ rights and remedies (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers and preferential transfers) and (iii) when the Warrant Shares have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the purchasers, if and when the Warrant Shares are issued and delivered by the Company in accordance with the terms of the Warrants, including, without limitation, the payment in full of applicable consideration, the Warrant Shares will be validly issued, fully paid, and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Registration Statement and the prospectus which forms a part of the Registration Statement and any supplement or supplements to such prospectus. By the giving of such consent, we do not admit that we are experts with respect to any part of the Registration Statement, or otherwise, within the meaning of the rules and regulations of the Commission.

This opinion is limited to the matters stated herein, and no opinion or belief is implied or may be inferred beyond the matters expressly stated herein. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

Very truly yours,

/s/ Nixon Peabody LLP

Nixon Peabody LLP